Exhibit 107
CALCULATION OF FILING FEE TABLE
F-3
(Form Type)

Performance Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Shares, par value $0.01 per share	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Preferred Stock Purchase Rights(5)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Rights	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Depositary Shares	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Units(4)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, par value $0.01 per share	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Equity	Preferred Shares, par value $0.01 per share	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Other	Preferred Stock Purchase Rights(5)	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Debt	Debt Securities	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Other	Warrants	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Other	Purchase Contracts	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Other	Rights	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Other	Depositary Shares	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Other	Units(4)	415(a)(6)						F-3	333-271398	May 4, 2023
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	(2)	(3)(6)	$250,000,000	—	—	F-3	333-271398	May 4, 2023	$27,550.00(7)
Carry Forward Securities	Equity	Common Shares, par value $0.01 per share, underlying previously- issued warrants	415(a)(6)	6,233,522		$ 12,752,091.30	—	—	F-3	333-271398	May 4, 2023	$1,405.28(6)(7)
	Total Offering Amounts					$262,752,091.30		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

1.
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $262,752,091.30. Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of common shares are registered hereunder that may be issued upon conversion of or exchange for any other securities.

2.
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $250,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.

3.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction I.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

4.
Consisting of some or all of the classes of securities listed above, in any combination, including common shares, preferred stock purchase rights, preferred shares, debt securities, warrants, purchase contracts, rights, and depositary shares.

5.
Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

6.
The shares of common stock issuable upon the exercise of the previously issued Warrants were registered pursuant to the registration statement on Form F-3 (File No. 333-271398) filed with the SEC on April 21, 2023 and declared effective on May 4, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the previously paid filing fee relating to such unsold securities under the Previous Registration Statement will continue to be applied to such unsold securities registered on this registration statement. The maximum aggregate offering price is the aggregate of all exercise prices of all such warrants.

7.
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities of the Registrant previously registered on the Prior Registration Statement.